SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2010

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosures

On January 29, 2010, the Company issued a press release announcing the Acquisition. A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

On January 29, 2010, the Company presented a slide presentation regarding the Acquisition. The Investor slide presentation is furnished, not filed, as Exhibit 99.2 to this Current Report.

Item 8.01	Other Events

Effective January 29, 2010, Columbia State Bank, a Washington state-chartered bank (the “Bank”) and wholly owned subsidiary of Columbia Banking System, Inc., a Washington corporation (the “Company”), assumed all of the non-brokered deposits and acquired certain of the assets of American Marine Bank, a Washington state-chartered bank headquartered in Bainbridge Island, Washington (“American Marine”) from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for American Marine (“Acquisition”).

The Bank purchased approximately $350 million in assets and assumed approximately $270 million in deposits located in 11 branches throughout the Western Puget Sound. The Bank participated in a competitive bid process, whereby it agreed to assume all of the non-brokered deposits and nearly all of the assets of American Marine. The accepted bid included a 1% deposit premium on non-brokered deposits and a negative bid of $23.0 million on net assets acquired. In addition, as part of the Acquisition, the Bank received regulatory approval to exercise trust powers and will continue to operate the Trust and Wealth Management Division of American Marine.

American Marine’s loan portfolio of approximately $250 million will be subject to two loss share agreements between the FDIC and the Bank-one for single family loans and the other for all other loans and foreclosed real estate. The losses reimbursable by the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the loss share agreements. In addition, the FDIC transferred to the Bank all qualified financial contracts to which American Marine was a party and such contracts remain in full force and effect.

A copy of the Purchase &Assumption Agreement and certain exhibits attached thereto are attached to this report as Exhibit 99.3 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued January 29, 2010 announcing the Acquisition

99.2	Investor Presentation dated January 29, 2010

99.3	Purchase and Assumption Agreement - Whole Bank - All Deposits, Among Federal Deposit Insurance Corporation, Receiver of American Marine Bank, Bainbridge Island, Washington, Federal Deposit Insurance Corporation and Columbia State Bank, Tacoma, Washington dated as of January 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2010	COLUMBIA BANKING SYSTEM, INC.

	By:	/S/ MELANIE J. DRESSEL
Melanie J. Dressel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued January 29, 2010 announcing the Acquisition

99.2	Investor Presentation dated January 29, 2010

99.3	Purchase and Assumption Agreement - Whole Bank - All Deposits, Among Federal Deposit Insurance Corporation, Receiver of American Marine Bank, Bainbridge Island, Washington, Federal Deposit Insurance Corporation and Columbia State Bank, Tacoma, Washington dated as of January 29, 2010